POWER OF ATTORNEY



	KNOW ALL MEN BY THESE PRESENTS, that the

undersigned hereby constitutes and appoints each of Janna R. Severance,

Mark E. Ties, and Craig S. Fawcett, signing singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on behalf of the undersigned Forms 3, 4 and 5 and any other documents required to be filed under Section 16 of the Securities

Exchange Act of 1934 and the rules thereunder, together with any and all amendments or supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to perform any other acts that may be necessary in connection with the foregoing that may be in the best interest of or legally required by the undersigned, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or should do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

	The undersigned
acknowledges
that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This appointment is limited to
filings which the undersigned
is required to make because he is (or is deemed to be) a director, officer, or shareholder of XATA Corporation.


	This appointment shall remain in
effect until revoked by the
undersigned.

	   The undersigned hereby
revokes the appointment of
John G. Lewis as his attorney-in-fact, effective as of the date set forth below.


Dated: 	June 7, 2005				/s/ Stephen
A.
Lawrence										Signature

Stephen A. Lawrence
Print Name